Exhibit 99.1

Press Release
Contact: Dale Wilhelm
Vice President & CFO
713-278-6014

NYSE Symbol:  THE

TODCO ANNOUNCES FOURTH QUARTER 2006 RESULTS

Houston, Texas, March 1, 2007—TODCO (the “Company”) (NYSE-THE) today reported net income for the three months ended December 31, 2006, of $64.1 million, or $1.11 per diluted share, on revenues of $260.1 million compared to net income of $21.2 million, or $0.34 per share, on revenues of $150.4 million for the same quarter of 2005.  The fourth quarter of 2006 included $10.1 million (or $0.11 per diluted share, after tax) of rig reactivation expense versus only $3.0 million (or $0.02 per diluted share, after tax) of rig reactivation expense during the fourth quarter of 2005.  For the three months ended December 31, 2006, earnings before interest, taxes, depreciation and amortization (“EBITDA”) was $119.7 million compared to $67.8 million for the same quarter of 2005.

The improvement in fourth quarter 2006 results over the same quarter last year was principally caused by improved utilizations and dayrates which will be discussed during TODCO’s publicly accessible fourth quarter conference call.  The conference call will be at 9:00 a.m. (CST), Thursday, March 1, 2007.  The conference call can be heard live on the Company’s web site at www.theoffshoredrillingcompany.com or by dialing (800) 374-0113 or (706) 758-9607.  A replay of the call will be available for approximately 30 days on the Company’s web site or by dialing (800) 642-1687 or (706) 645-9291, reference code 7223910#.

TODCO is a leading provider of contract oil and gas drilling services with the largest rig fleet in the shallow water of the U.S. Gulf of Mexico and along the U.S. Gulf Coast. TODCO’s common stock is traded on the New York Stock Exchange under the symbol “THE”.   For more information about TODCO, please go to the Company’s web site at www.theoffshoredrillingcompany.com.

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2000 W. Sam Houston Pkwy, S. · Suite 800 · Houston, Texas 77042 · 713-278-6000 · 713-278-6101 fax

TODCO AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	December 31, 2006	December 31, 2005

ASSETS
Cash and cash equivalents	$169.3	$163.0
Accounts receivable
Trade	196.8	107.4
Other	32.5	19.7
Supplies	4.9	4.9
Deferred income taxes	11.0	8.4
Other current assets	12.8	17.9

Total current assets	427.3	321.3

Property and equipment	968.4	919.7
Less accumulated depreciation	517.1	436.7

Property and equipment, net	451.3	483.0

Other assets	10.6	20.7

Total assets	$889.2	$825.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade accounts payable	$66.1	$42.4
Accrued income taxes	21.8	10.9
Accrued income taxes – former parent	51.7	44.9
Debt due within one year	—	0.4
Debt due within one year – related party	—	2.9
Interest payable – related party	—	0.1
Other current liabilities	58.9	63.0

Total current liabilities	198.5	164.6

Long-term debt	16.4	16.6
Deferred income taxes	110.2	144.8
Other long-term liabilities	0.2	3.5

Total long-term liabilities	126.8	164.9

Commitments and contingencies
Preferred Stock, $0.01 par value, 50,000,000 shares authorized and no shares issued and outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 57,742,030 shares and 61,521,990 shares issued and outstanding at December 31, 2006 and 2005, respectively	0.6	0.6
Common stock, Class B, $0.01 par value, no shares authorized at December 31, 2006, and 260,000,000 shares authorized and no shares issued and outstanding at December 31, 2005	—	—
Additional paid-in capital	6,409.0	6,527.2
Retained deficit	(5,845.7)	(6,029.3)
Unearned compensation	—	(3.0)

Total stockholders’ equity	563.9	495.5

Total liabilities and stockholders’ equity	$889.2	$825.0

Total shares, issued and outstanding	57,742,030	61,521,990

TODCO AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2006	2005	2006	2005

	(Unaudited)
Operating revenues	$260.1	$150.4	$912.1	$534.2
Costs and expenses
Operating and maintenance	133.1	90.0	510.2	323.2
Depreciation	21.1	24.0	86.2	96.0
General and administrative	10.1	9.5	41.3	37.7
Impairment loss on long-lived assets	—	—	0.4	—

	164.3	123.5	638.1	456.9

Operating income	95.8	26.9	274.0	77.3
Other income (expense), net
Interest income	2.4	1.3	9.8	3.5
Interest expense	(2.5)	(0.9)	(4.7)	(3.6)
Interest expense—related party	—	—	—	(0.2)
Gain on disposal of assets, net	2.6	16.8	11.6	25.1
Other, net	0.2	0.1	0.8	1.8

	2.7	17.3	17.5	26.6

Income before income taxes and cumulative effect of a change in accounting principle	98.5	44.2	291.5	103.9
Income tax expense	34.4	23.0	108.0	44.5

Income before cumulative effect of a change in accounting principle	64.1	21.2	183.5	59.4
Cumulative effect of a change in accounting principle, net of tax	—	—	0.1	—

Net income	$64.1	$21.2	$183.6	$59.4

Net income per common share:
Basic:
Income before cumulative effect of a change in accounting principle	$1.12	$0.35	$3.06	$0.98
Cumulative effect of a change in accounting principle, net of income tax	—	—	—	—

Net income per common share	$1.12	$0.35	$3.06	$0.98

Diluted:
Income before cumulative effect of a change in accounting principle	$1.11	$0.34	$3.04	$0.97
Cumulative effect of a change in accounting principle, net of income tax	—	—	—	—

Net income per common share	$1.11	$0.34	$3.04	$0.97

Weighted average common shares outstanding:
Basic	57.5	61.3	60.1	60.7
Diluted	57.9	61.9	60.5	61.4
Cash dividend per common share:	$—	$—	$—	$1.00

TODCO AND SUBSIDIARIES
SELECTED SEGMENT AND OPERATING DATA
(In millions, except daily amounts)
(Unaudited)

	Three Months Ended

	December 31, 2006	September 30, 2006	December 31, 2005

U.S. Gulf of Mexico Segment
Operating days	1,261	1,083	983
Available days	1,932	1,932	1,947
Utilization	65%	56%	51%
Average rig revenue per day	$97,100	$104,100	$60,800
Operating revenues	$122.5	$112.7	$59.8
Operating and maintenance expenses	52.2	62.5	33.4
Depreciation	8.6	8.4	12.4

Operating income	$61.7	$41.8	$14.0

U.S. Inland Barge Segment
Operating days	1,501	1,543	1,373
Available days	2,484	2,484	2,484
Utilization	60%	62%	55%
Average rig revenue per day	$44,800	$42,900	$30,800
Operating revenues	$67.2	$66.2	$42.3
Operating and maintenance expenses	35.0	30.1	25.8
Depreciation	6.1	6.1	6.0

Operating income	$26.1	$30.0	$10.5

International and Other Segment
Operating days	1,099	1,033	922
Available days	1,472	1,472	1,457
Utilization	75%	70%	63%
Average rig revenue per day	$44,100	$42,100	$37,100
Operating revenues	$48.5	$43.5	$34.2
Operating and maintenance expenses	36.3	28.6	24.6
Depreciation	5.4	5.4	4.4

Operating income	$6.8	$9.5	$5.2

Delta Towing Segment
Operating revenues	$21.9	$19.9	$14.1
Operating and maintenance expenses	9.6	8.0	6.2
Depreciation	1.0	1.0	1.2
General and administrative expenses	1.1	1.3	1.1

Operating income	$10.2	$9.6	$5.6

Total Company
Rig operating days	3,861	3,659	3,278
Rig available days	5,888	5,888	5,888
Rig utilization	66%	62%	56%
Operating revenues	$260.1	$242.3	$150.4
Operating and maintenance expenses	133.1	129.2	90.0
Depreciation	21.1	20.9	24.0
General and administrative expenses	10.1	10.8	9.5

Operating income	$95.8	$81.4	$26.9

TODCO AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In millions)
(Unaudited)

	For the Three Months Ended

	December 31, 2006	September 30, 2006	December 31, 2005

Net income to EBITDA
Net income	$64.1	$55.5	$21.2
Adjustments:
Depreciation	21.1	20.9	24.0
Income tax expense	34.4	35.1	23.0
Interest income	(2.4)	(2.6)	(1.3)
Interest expense	2.5	0.8	0.9

EBITDA	$119.7	$109.7	$67.8